SERIES C PREFERRED STOCK PURCHASE AGREEMENT


                                     between


                       ADELPHIA COMMUNICATIONS CORPORATION


                                   and each of


                      THE PURCHASERS WHO ARE PARTIES HERETO




                                  JUNE 22, 1997

                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT

         THIS SERIES C PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of June 22, 1997, between ADELPHIA COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), and each of the Purchasers listed on the signature pages hereof (each a "Purchaser" and collectively, the "Purchasers").

                                    PREAMBLE

         The Company proposes to issue and sell to the Purchasers, and the Purchasers propose to purchase from the Company, the number of shares of the Company's Series C Convertible Preferred Stock, par value $.0l per share (the "Series C Preferred Stock"), set forth opposite their respective names on
Schedule 2.1 attached hereto.

         Therefore, in consideration of the mutual promises set forth herein and intending to be legally bound hereby, the parties agree as follows:


                             1. CERTAIN DEFINITIONS

         Capitalized terms used herein and not otherwise defined shall have the following meanings:

         "Affiliate" shall mean, with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Person specified, including without limitation any director, partner or principal of the Person specified.

         "Business Day" shall mean any day other than a Saturday, Sunday, legal holiday or other day on which banks are not open in Pittsburgh, Pennsylvania.

         "Closing" shall mean the consummation of the transactions contemplated hereby and by the other Transaction Documents to be consummated on the Closing Date.

         "Closing Date" shall mean the date when the Closing occurs which shall be the same date as the date of the closing of the Proposed Offerings.

         "Commission" shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Common Stock" shall mean all classes and categories of the common stock of the Company whether issued or issuable, including without limitation the Company's Class A Common Stock, par value $.01 per share.

         "Final Offering Memorandum" means the final offering memorandum prepared in conjunction with the Proposed Offerings.

         "GAAP" shall mean United States generally accepted accounting principles, which shall include without limitation official interpretations thereof by the Financial Accounting Standards Board and its successors.

         "Governmental Person" shall mean any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, agency, bureau, body or entity of the United States of America or of any state, county, municipality or other political subdivision located therein.

         "Governmental Rule" shall mean any law (including common law), statute, rule, regulation, ordinance, code, order, writ, judgment, injunction, decree, guideline, directive or decision of any Governmental Person, whether now or hereafter existing, as any of the same may be amended.

         "Material Adverse Effect" shall have the meaning assigned to that term in Section 3.3.

         "Offering Documents" shall mean the Company's Annual Report on Form 10-K for fiscal year 1997 as filed with the Commission, the Company's Registration Statement on Form S-4 at File No. 333-26467, the Offering Memorandum and such other documents as have been delivered to the Purchasers by the Company in connection with this Agreement.

         "Offering Memorandum" shall mean the Preliminary Offering Memorandum, or the latest draft thereof available as of the date of this Agreement, relating to the Proposed Offerings.

         "Person" shall mean any individual, partnership, corporation, trust, joint venture, unincorporated organization or other entity, including without limitation any Governmental Person.

         "Proposed Offerings" shall mean the proposed offerings by the Company of senior notes due 2007 and cumulative exchangeable preferred stock due 2012.

         "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement by the Commission.

         "Registration Rights Agreement" shall have the meaning assigned to that term in Section 5.1.

         "Securities Act" shall mean the Securities Act of 1933 and all rules, regulations and orders issued thereunder, as any of the same may be amended.

         "Transaction Documents" shall mean the Registration Rights Agreement and this Agreement.


                   2. SERIES C PREFERRED STOCK PURCHASE TERMS

                   Purchase of Series C Preferred Stock.

                            Purchase and Sale.  Subject to the terms and
conditions and in reliance upon the representations and warranties set forth herein, the Company shall issue and sell to each of the Purchasers, and each of the Purchasers shall purchase from the Company, the number of shares of Series C Preferred Stock (collectively, the "Shares") for the consideration (the "Purchase Price") set forth opposite their respective names on Schedule 2.1.

                            Payment.  Each Purchaser shall pay in full the
Purchase Price in cash at the Closing.

                   Closing. The Closing shall take place immediately prior to the closing of the Proposed Offerings or at such time or place, as the parties may mutually agree upon and shall be subject to the conditions set forth in
Section 5 hereof.


                3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to each of the Purchasers as follows:

                   The Offering Documents and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty and others made herein by the Company shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser concerning such Purchaser expressly for use therein (the "Purchaser Information"). The Offering Documents, as of their respective dates, contain all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act and the Final Offering Memorandum as of the Closing Date will not contain an untrue statement of a material fact or omit to state a matierial fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading;

                   The Company has not sustained since March 31, 1997 any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Documents; and since the respective dates as of which information is given in the Offering Documents, there has not been any reduction in the consolidated stockholders' equity or change in the capital stock, as applicable (other than reductions in the ordinary course of business consistent with prior periods), material increase in the total amount of short-term debt (excluding trade payables) and long-term debt of the Company or any of its material subsidiaries (the "Subsidiaries") or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, partners' equity, shareholders' equity or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in the Offering Documents;

                   Each of the Company and its Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Documents or such as do not affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries; except in any case that would not have a material adverse effect on the business, general affairs, management or financial position (other than reductions in the ordinary course of business consistent with prior periods), results of operations or prospects of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect");

                   (i) Each of the Subsidiaries that are partnerships has been duly formed and is validly existing as a partnership in good standing under the laws of its state of formation, with full power and authority (partnership and other) to own its properties and conduct its business as described in the Offering Documents, and has been duly qualified as a foreign partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction except where the failure to so qualify would not have a Material Adverse Effect; and (ii) each of the Company and the Subsidiaries that are corporations has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Documents, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction except where the failure to so qualify would not have a Material Adverse Effect;

                   Each of the Company and its Subsidiaries has the ownership or authorized capitalizations, as the case may be, as set forth in the Offering Documents except as otherwise set forth on Schedule 3.26, and all of the partnership interests of the Subsidiaries that are partnerships and all of the issued shares of capital stock of its Subsidiaries that are corporations have been duly and validly authorized and issued and with respect to shares of capital stock are fully paid and nonassessable; and all of the partnership interests of the Subsidiaries disclosed in the Offering Documents as being owned directly or indirectly by the Company and all of the issued shares of capital stock of the Subsidiaries that are corporations have been duly and validly authorized and issued, are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims (other than liens to secure indebtedness under credit facilities disclosed in the Offering Documents);

                   The Shares have been duly authorized and, upon delivery of and payment for such Shares as herein provided, each Purchaser will acquire good and valid title thereto, free and clear of any claim, suit, proceedings, call, voting trust, proxy, restriction, security interest, lien or other encumbrance of any kind or nature whatsoever; and the shares of Class A Common Stock issuable upon conversion of the Series C Preferred Stock have been duly and validly reserved and, when issued in accordance with the conversion rights applicable to the Series C Preferred Stock, will be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof, and free and clear of all liens, charges, restrictions (except those imposed by applicable state and federal securities laws), claims and encumbrances; and neither the issuance, sale or delivery of the Series C Preferred Stock nor the issuance or delivery of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock is subject to any preemptive right of shareholders of the Company or to any right of first refusal or other right in favor of any Person;

                   None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Shares) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System;

                   Prior to the date hereof, neither the Company nor any of its Subsidiaries (other than the Purchasers or any Person acting on its behalf as to which the Company makes no representation) has taken, directly or indirectly, any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares;

                   This Agreement has been duly authorized by the Company and, when executed and delivered by the Company and the Purchasers, will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                   The issue and sale of the Shares and the compliance by the Company with all of the provisions of the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument or other agreement or instrument (including, without limitation, any license or franchise granted to the Company or one of its Subsidiaries by a local franchising governmental body) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or has rights under or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or its Subsidiaries that are corporations or the certificates of limited partnership or the partnership agreements of its Subsidiaries that are partnerships or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties; and, except as related to the Hart-Scott-Rodino Act (as defined) and necessary approvals thereunder relating to the conversion of the Shares, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, or the Registration Rights Agreement, other than (i) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Purchasers, (ii) the filing of a registration statement by the Company with the Commission pursuant to the Securities Act pursuant to the Registration Rights Agreement, and (iii) such other consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act, state or foreign securities or Blue Sky laws in connection with the offer or resale registration contemplated in the Registration Rights Agreement in connection with the resale of the Shares by the Purchasers;

                   None of the Company or its Subsidiaries is in violation of its certificate of incorporation or bylaws, as the case may be, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument or other agreement or instrument (including, without limitation, any license or franchise granted to the Company or a Subsidiary by a local franchising governmental body) to which the Company or a Subsidiary is a party or by which it or any of its properties may be bound, except for such defaults as would not have individually or in the aggregate a Material Adverse Effect, nor is the Company or any of its Subsidiaries in violation of a Governmental Rule, order or permit, or license of any Governmental Person which violation would result in a Material Adverse Effect;

                   The statements set forth herein, including Exhibit A, insofar as they describe the terms of the Shares, and those statements set forth under the captions "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Offering Documents, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

                   None of the Company or its Subsidiaries is or, after giving effect to the offering and sale of the Shares, will be an "investment company," or an entity "controlled" by an "investment company," as such terms are defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

                   None of the Company or any Person acting on its behalf (other than the Purchasers or Affiliates of the Purchasers, as to which the Company makes no representation or warranty) has offered or sold the Shares by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act;

                   Within the preceding six months, none of the Company or any other Person acting on behalf of the Company (other than the Purchasers or Affiliates of the Purchaser, as to which the Company makes no representation or warranty) has offered or sold to any Person any Shares, or any securities of the same or a similar class as the Shares, other than the Shares offered or sold to the Purchasers hereunder and other than as described in the Offering Documents;

                   Neither the Company nor any of its Affiliates does business with the government of Cuba or with any Person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

                   Other than as set forth in the Offering Documents (including those matters referred to therein relating to general rulemakings and similar matters relating generally to the cable television industry), there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others; and except with respect to general rulemakings and similar matters relating generally to the cable television industry, during the time the Systems (as defined below) have been owned by the Company or a subsidiary (i) there has been no adverse judgment, order or decree issued by the United States Federal Communications Commission (the "FCC") relating to any of the Systems that has not been disclosed in the Offering Documents that would be required to be disclosed in a public offering registered under the Act, and (ii) there are no actions, suits, proceedings, inquiries or investigations by the FCC pending or threatened in writing against or affecting the Company, any of its Subsidiaries or any System;

                   Deloitte & Touche LLP, who has reported on the financial statements of the Company, is an independent public accountant as required by the Securities Act and the rules and regulations of the Commission thereunder; and the financial statements set forth in the Offering Documents fairly present the financial position of the Company as of the respective dates thereof and have been prepared in conformity with generally accepted accounting principles
(GAAP) except as otherwise indicated in the independent auditor's report thereon;

                   Except for matters covered by Section 3.22 or with respect to matters that would not individually or in the aggregate have a Material Adverse Effect, (i) the Company and its Subsidiaries have made all filings, recordings and registrations with, and possess all validations or exemptions, approvals, orders, authorizations, consents, licenses, certificates and permits from, the FCC, applicable public utilities and other federal, state and local regulatory or governmental bodies and authorities or any subdivision thereof, including, without limitation, cable television franchises, pole attachment agreements and cable antenna relay service, broadcast auxiliary, earth station, business radio, microwave or special safety radio service licenses issued by the FCC (collectively, the "Authorizations") necessary or appropriate to own, operate and construct the cable communication systems owned by them (the "Systems") or otherwise for the operation of their businesses and are not in violation thereof; (ii) all such Authorizations are in full force and effect, and no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or modification of any Authorization which is necessary or appropriate to own, operate and construct the Systems or otherwise for the operation of any such business; (iii) none of the Company or any of its Subsidiaries is in violation of any duty or obligation required by the United States Communications Act of 1934, as amended (the "Communications Act"), or any FCC rule or regulation applicable to the operation of any portion of any of the Systems; (iv) none of the Company or any of its Subsidiaries is in violation of any duty or obligation required by state or local laws, or local rules or regulations, applicable to the operation of any portion of any of the Systems;
(v) there is not pending or, to the best knowledge of the Company or any of its Subsidiaries, threatened any action by the FCC or state or local regulatory authority to modify, revoke, cancel, suspend or refuse to renew any Authorization; (vi) other than as described in the Offering Documents, there is not now issued or outstanding or, to the best knowledge of the Company or any of its Subsidiaries, threatened any notice of any hearing, material violation or material complaint against the Company or any of its Subsidiaries with respect to the operation of any portion of the Systems, and none of the Company or its Subsidiaries has any knowledge that any Person intends to contest renewal of any material Authorization;

                   (i) (A) The Company and its Subsidiaries have entered into, or have rights under, all required programming agreements (including, without limitation, all nonbroadcast affiliation agreements under which the Company and its Subsidiaries are accorded retransmission rights relating to programming that the Systems provide to their customers) that are material to the conduct of their business as described in the Offering Documents; and (B) all such material agreements are in full force and effect, and none of the Company, any of its Subsidiaries or any of its affiliates has received any written notice of revocation or material modifications of such material agreements; and (ii) (A) either the Company or its Subsidiaries have entered into agreements with the television stations that have notified the Company or its Subsidiaries that such station's respective consent is required to carry such stations on the Systems or has ceased carrying such stations without resulting in a Material Adverse Effect; (B) all such agreements grant the Company or one of its Subsidiaries retransmission consent in exchange for various noncash consideration; and (C) all such agreements are in full force and effect and are not subject to revocation (except in the case of material breach by the Company or its Subsidiaries) or material modifications, and no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or material modification of any such agreement, except where the failure of such agreements to be in full force and effect or such revocation would not, in either case, individually or in the aggregate have a Material Adverse Effect;

                   Except for matters that would not individually or in the aggregate have a Material Adverse Effect, (i) all registration statements and all other documents (including but not limited to annual reports) required by the FCC in connection with the operation of the Systems have been filed with the FCC; (ii) all frequencies within the restricted aeronautical and navigational bands (i.e., 108-136 MHz and 225-400 MHz) which are currently being used in connection with the operation of the Systems have been authorized for such use by the FCC; (iii) each of the Systems subject to Equal Employment Opportunity Commission ("EEO") compliance certification by the FCC has been certified by the FCC for annual EEO compliance during the time such Systems have been owned by the Company or its Subsidiaries; and (iv) all towers associated with the Systems are in compliance with the rules and regulations of the United States Federal Aviation Administration;

                   Except for matters that would not individually or in the aggregate have a Material Adverse Effect, none of the Company or any of its Subsidiaries is in breach or violation of, or in default under, any of the terms, conditions or provisions of the Communications Act or the rules, regulations or policies of the FCC thereunder;

                   (i) Except for matters that would not individually or in the aggregate have a Material Adverse Effect, all statements of accounts and any other filings that are required under Section 111 of the United States Copyright Act of 1976, as amended, in connection with the retransmission of any broadcast television and radio signals on the Systems have been timely filed with the United States Copyright Office, and indicated royalty payments have been made for each System for each accounting period during which such Systems have been owned by the Company or its Subsidiaries; (ii) none of the Company, any of its Subsidiaries or any System has received any inquiry or request from the United States Copyright Office or from any other party challenging or questioning any such statements of account or royalty payments; and (iii) no claim of copyright infringement has been made or threatened in writing against the Company, any of its Subsidiaries or any System;

                   Neither the execution and delivery of this Agreement or the Registration Rights Agreement nor the consummation of the transactions contemplated hereby and thereby nor compliance with the terms, conditions and provisions thereof by the Company will conflict with the Communications Act or the rules, regulations or policies of the FCC thereunder, or will cause any suspension, revocation, impairment, forfeiture, nonrenewal or termination of any material license, permit, franchise, certificate, consent, authorization, designation, declaration, filing, registration or qualification;

                   Neither the execution and delivery of this Agreement or the Registration Rights Agreement nor the execution, delivery, offer, issuance and sale of the Shares nor compliance with the terms, conditions and provisions thereof by the Company requires any license, permit, franchise, certificate, consent, authorization, designation, declaration, filing, registration or qualification by or with the FCC; and

                   The capitalization as of the date hereof the Company is set forth on Schedule 3.26.

                   No finders, brokers, agents, financial advisors, investment bankers or other intermediaries have been employed by or otherwise acted on behalf of the Company, and the Company has not incurred any liability to pay any fees or other amounts to any such Person, in connection with any of the transactions contemplated by the Transaction Documents.

                   Assuming the closing of this Agreement and the transactions contemplated herein, the Company would be in a position such that it would be able to begin making the dividend payments on the Series C Preferred Stock as provided in the Certificate of Designations.


               4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each of the Purchasers, severally and not jointly, represents and warrants to the Company as follows:

                   (a) Each Purchaser represents that the Series C Preferred Stock to be received by it hereunder will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or other transfer of any part thereof or interest therein, and that it has no present intention of selling or otherwise transferring the same or any of the Class A Common Stock into which such Series C Preferred Stock is convertible, but subject nevertheless to any requirement of law that the disposition of its property shall at all times be within its control. Each Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any Person relating to the sale or other transfer of any part of or interest in any of such Series C Preferred Stock or Class A Common Stock other than as contemplated hereby.

                            Each Purchaser understands that the Series C
Preferred Stock to be received by it hereunder is not, and that the Class A Common Stock into which such Series C Preferred Stock is convertible is not and may not at the time of its issuance be, registered under the Securities Act, on the ground that the sale provided for in this Agreement and the issuance of the Series C Preferred Stock is exempt from registration under the Securities Act, and that the Company's reliance on such exemption is predicated in part on each Purchaser's representations set forth herein.

                            Each Purchaser represents that (i) its domicile
(if it is an individual) or its principal place of business (if it is an entity) is located in the state set forth below its name on the signature page hereof,
(ii) it is an "accredited investor" as defined in Regulation D under the Securities Act or, in the alternative, (iii) it is experienced in evaluating and investing in companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment hereunder and has the ability to bear the economic risks of such investment.

                            Each Purchaser understands that (i) the Company will
permit transfers of the Series C Preferred Stock purchased hereunder and the Class A Common Stock into which such Series C Preferred Stock is convertible only when such securities have been registered under the Securities Act and any other applicable federal or state securities law or when the request for transfer is accompanied by an opinion of counsel, which opinion and counsel shall be reasonably acceptable to the Company, to the effect that the proposed transfer does not require any such registration; provided, however, that a holder may transfer such securities to an Affiliate of such holder without the need for an opinion of counsel, (ii) any transfer made or purportedly made in violation of the foregoing restrictions shall be null and void, and the Company shall not register or record such attempted transfer in its books and records, and (iii) the following legend shall be placed on the certificates representing any of such Preferred or Class A Common Stock:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS, EXCEPT AS PROVIDED IN THE PREFERRED STOCK PURCHASE AGREEMENT, THE HOLDER HEREOF DELIVERS TO THE ISSUER HEREOF AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT THE PROPOSED TRANSFER DOES NOT REQUIRE ANY SUCH REGISTRATION.

                   Each Purchaser which is not an individual has the power and authority to own its properties and assets, to conduct its business as presently conducted and as presently planned to be conducted, to execute and deliver the Transaction Documents, to consummate the transactions contemplated thereby and to perform its obligations thereunder. The execution and delivery by each Purchaser which is not an individual of the Transaction Documents, the consummation of the transactions contemplated thereby and the performance by such Purchaser of its obligations thereunder have been duly and validly authorized by all necessary proceedings on its part.

                   This Agreement has been, and on the Closing Date the Registration Rights Agreement will be, duly and validly executed and delivered by each Purchaser and constitute, and on the Closing Date will constitute, legal, valid and binding obligations of each Purchaser enforceable against each such Purchaser in accordance with their respective terms, except as enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                   The execution and delivery by each Purchaser of the Transaction Documents, the consummation of the transactions contemplated thereby and the performance by each Purchaser of its obligations thereunder do not and will not:

                            in the case of any Purchaser which is not an
individual, violate any of its organizational documents; or

                            breach or result in a default (or an event which,
with the giving of notice or the passage of time, or both, would constitute a default) under, require any consent under or give to others any rights of termination, acceleration, suspension, revocation, cancellation or amendment of any material agreement, instrument or document to which any Purchaser is a party or by which any Purchaser or any of its assets is bound.

                   Except as may relate to the Hart-Scott-Rodino Act and any necessary approvals thereunder relating to the conversion of the Shares, the execution and delivery by each Purchaser of the Transaction Documents, the consummation of the transactions contemplated thereby and the performance by each Purchaser of its obligations thereunder are not prohibited by, and do not and will not subject any such Purchaser to any fine, penalty or similar sanction under, any Governmental Rule.

                   Except as may relate to the Hart-Scott-Rodino Act and any necessary approvals thereunder relating to the conversion of the Shares, no consent, authorization, approval, exemption or other action by, and no filing, registration or qualification with, any Governmental Person or other third party is or will be necessary or advisable in connection with the execution and delivery by each Purchaser of the Transaction Documents, the consummation of the transactions contemplated thereby or the performance by each Purchaser of its obligations thereunder.

                   There is no pending or, to the best of any Purchaser's knowledge, threatened action or proceeding of any nature whatsoever seeking to restrain, prohibit or invalidate any of the transactions contemplated by the Transaction Documents, or which could result in any of the foregoing, and no Purchaser has any knowledge of any basis for any such action or proceeding.

                   No finders, brokers, agents, financial advisors, investment bankers or other intermediaries have been employed by or otherwise acted on behalf of any Purchaser, and no Purchaser has incurred any liability to pay any fees or other amounts to any such Person, in connection with any of the transactions contemplated by the Transaction Documents.


                            5. CONDITIONS TO CLOSING

                   Conditions to the Purchasers' Obligations to Purchase. The obligation of a Purchaser to purchase the Series C Preferred Stock hereunder is subject to the fulfillment by the Company to such Purchaser's satisfaction, at or prior to the Closing Date any of which may be waived in whole or in part by such Purchaser:

                            Representations and Warranties.  The representations
and warranties of the Company contained herein shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same force and effect as if made on each of such dates.

                            Performance.  The Company shall have performed and
fulfilled all obligations and conditions herein required to be performed or fulfilled by it on or prior to the Closing Date, and all documents delivered in connection herewith shall be satisfactory in form and content to each Purchasers.

                            Consents; Corporate Action.  The Company shall (i)
obtain all consents, authorizations, approvals and exemptions from, and make all filings, registrations and qualifications with, Governmental Persons and third Persons and (ii) take all corporate action, in each case as necessary in connection with the execution and delivery by the Company of the Transaction Documents, the consummation of the transactions contemplated thereby or the performance by the Company of its obligations thereunder, and the Purchasers shall receive copies of all documents and instruments reflecting or evidencing the same as soon as reasonably practicable.

                            No Litigation.  There shall not be pending or
threatened any action or proceeding seeking to restrain, enjoin, prohibit or invalidate any of the transactions contemplated by the Transaction Documents, and no Governmental Order shall have been issued which has any such effect.

                            No Material Adverse Change.  No Material Adverse
Effect with respect to the Company shall have occurred since March 31, 1997, and no event shall have occurred or condition exist which, in the reasonable judgment of the Purchasers, is likely to result in a Material Adverse Effect.

                            Amended Certificate of Incorporation.  The Company's
Certificate of Incorporation shall be amended by the filing of a Certificate of Designation for the Series C Preferred Stock of the Company in substantially the form attached hereto as Exhibit A subject to such changes as to which the parties shall in good faith negotiate and mutually agree, which shall have been filed and become effective.

                            Officer's Certificate.  The Company shall have
delivered to each Purchaser a certificate executed by the President of the Company certifying as to the matters set forth in subsections (a), (b), (c),
(d), (e), (f), (i) and (j) hereof.

                            Secretary's Certificate.  The Company shall have
delivered to each Purchaser a Certificate signed by the Secretary of the Company certifying as to the amendment of the Certificate of Incorporation, as amended pursuant to subsection (f) above, By-Laws, resolutions and incumbency.

Registration Rights Agreement. The Company, the Purchasers and any other parties thereto shall each have executed and delivered a Registration Rights Agreement between the Company and the Purchasers in substantially the form of Exhibit B hereto.

                            Share Certificates.  The Company shall have
delivered to the Purchasers duly authorized and executed certificates evidencing the shares of Series C Preferred Stock purchased by them hereunder on the Closing Date.

                   Conditions to the Company's Obligation to Sell. The obligation of the Company to issue and sell the Series C Preferred Stock to a Purchaser hereunder is subject to the fulfillment by such Purchaser, to the Company's satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived in whole or in part by the Company:

                            Representations and Warranties.  The representations
and warranties of such Purchaser contained herein shall be true and correct as of the date hereof and as of the Closing Date with the same force and effect as if made on each such date.

                            Performance.  Such Purchaser shall have performed
and fulfilled all obligations and conditions herein required to be performed or fulfilled by it on or prior to the Closing Date.

                            Payment of Purchase Price.  Such Purchaser shall
have tendered that portion of the Purchase Price which is payable at the Closing in accordance with Section 2.1 hereof.


                     6. ADDITIONAL COVENANTS OF THE COMPANY

                   Notices.

                            Commission Filings.  Promptly upon transmission
thereof, the Company shall provide to each Purchaser copies of all reports, definitive proxy statements and registration statements filed by the Company with the Commission.

                            Notice of Other Events.  Promptly upon becoming
aware thereof, the Company shall give notice to each Purchaser of any breach of the Company's covenants, representations or warranties set forth in any Transaction Document.

                   Reserve for Conversion Shares. If at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of the Series C Preferred Stock or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by, and make any filing with, any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Series C Preferred Stock.

                   Use of Proceeds. The net proceeds from the sale of all Series C Preferred Stock sold hereunder shall be contributed to certain subsidiaries of Adelphia and used substantially in the manner and for the purposes of repaying the senior notes of such subsidiaries..

                   Expenses. The Company and the Purchasers shall each bear all of its own respective expenses in connection with the Transaction Documents, including without limitation the reasonable legal fees and disbursements of counsel, except as expressly otherwise set forth in the Transaction Documents.


                                7. MISCELLANEOUS

                   Good Faith by Company. The Company will not, by amendment to its Certificate of Incorporation or through any reorganization, reclassification, consolidation, merger, sale of assets, dissolution, issue or sale of securities or other action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the terms of the Series C Preferred Stock, but will at all times in good faith carry out all such terms and take all such action as may be necessary or appropriate to protect the rights of the Purchasers under the Transaction Documents or the terms of the Series C Preferred Stock.

                   Amendments. This Agreement may be amended or terminated only by a writing signed by the Company and the Purchasers affected by such amendment, and any such amendment or termination shall be effective only to the extent specifically set forth in such writing.

                   Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart (in addition to a counterpart delivered by telefacsimile) shall not affect the validity, enforceability or binding effect of this Agreement.

                   Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such matters.

                   Equitable Relief. The parties acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions hereof and that any party may apply to a court of competent jurisdiction for specific performance or injunctive relief in order to enforce or prevent a breach of this Agreement.

                   Governing Law. This Agreement shall be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the laws of said Commonwealth.

                   Indemnification.

                            Following the Closing and subject to the other terms
and conditions of this Agreement, each party agrees to indemnify, defend and hold harmless each of the other parties, and their respective successors and assigns (each an "Indemnified Party") from and against any and all losses, claims, damages or liabilities, joint or several, including reasonable legal and other fees and expenses incurred in the investigation and defense of claims and actions, and amounts paid as indemnification to directors, officers, employees or agents, whether such claims and actions are brought by third parties or parties hereto, incurred by an Indemnified Party and arising out of or resulting from (i) any breach of any of such party's representations or warranties in this Agreement or (ii) any failure to perform by such party any of its covenants or agreements contained in this Agreement.

                            Promptly after receipt by an Indemnified Party under
this paragraph of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to such party's ability to defend such action, shall relieve such indemnifying party of liability to the Indemnified Party under this paragraph to the extent of such prejudice, but the omission so to notify the indemnifying party will not relieve the indemnifying party of any liability that the indemnifying party may have to the Indemnified Party otherwise than under this paragraph.

                   Notices. All notices, consents, requests, demands and other communications required or permitted hereunder:

                            shall be in writing;

                            shall be sent by messenger, certified or registered
U.S. mail, a reliable express delivery service or telecopier (with a copy sent by one of the foregoing means), charges prepaid as applicable, to the appropriate address(es) or number(s) set forth below; and

                            shall be deemed to have been given on the date of
receipt by the addressee (or, if the date of receipt is not a Business Day, on the first Business Day after the date of receipt), as evidenced by (i) a receipt executed by the addressee (or a responsible Person in his or her office), the records of the Person delivering such communication or a notice to the effect that such addressee refused to claim or accept such communication, if sent by messenger, U.S. mail or express delivery service, or (ii) a receipt generated by the sender's telecopier showing that such communication was sent to the appropriate number on a specified date, if sent by telecopier.

All such communications shall be sent to the following addresses or numbers, or to such other addresses or numbers as any party may inform the others by giving five Business Days' prior notice:

       If to the Company:                          With copies to:

       Adelphia Communications                     Buchanan Ingersoll P.C.
       Corporation                                 20th Floor, One Oxford Centre
       Attn: Chief Financial Officer               301 Grant Street
       Main at Water Street                        Pittsburgh, PA  15219
       Coudersport, PA  16915                      Attn: Carl Rothenberger, Esq.
       Fax:  (814) 274-7098                        Fax:  (412) 562-1041

       If to any Purchaser:                        With copies to:

       To the address or number           To the individual at the set
       forth below such Purchaser's       address or number set forth below name
       on the signature page hereto       such Purchaser's name on the
                                          signature page hereto

                   Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                   Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each of the parties and their respective heirs, successors and permitted assigns. Any Purchaser may assign this Agreement to an Affiliate of such Purchaser ("Assignee"); provided however that (i) such Assignee shall be deemed to have made the representations and warranties of the assigning Purchaser as provided in this Agreement and (ii) such assignment shall not be effective until the Assignee delivers to the non-assigning parties an executed assumption and undertaking pursuant to which the Assignee agrees to be bound by and perform all of the obligations of the assigning Purchaser hereunder.

                   Waivers. The due performance or observance by the parties of their respective obligations hereunder shall not be waived, and the rights and remedies of the parties hereunder shall not be affected, by any course of dealing or performance or by any delay or failure of any party in exercising any such right or remedy. The due performance or observance by a party of any of its obligations hereunder may be waived only by a writing signed by the party or parties against whom enforcement of such waiver is sought, and any such waiver shall be effective only to the extent specifically set forth in such writing.

                   Exhibits and Schedules. The Exhibits and Schedules attached hereto are an integral part hereof, and all references herein to this Agreement shall include such Exhibits and Schedules.

                   Further Assurances. The parties shall from time to time do and perform such additional acts and execute and deliver such additional documents and instruments as may be required by applicable Governmental Rules, including without limitation the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Hart-Scott-Rodino Act"), or reasonably requested by any party to establish, maintain or protect its rights and remedies or to effect the intents and purposes of this Agreement.

          SIGNATURE PAGE TO SERIES C PREFERRED STOCK PURCHASE AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY

ADELPHIA COMMUNICATIONS
CORPORATION


By: /s/ James Brown
 Its: Vice President of Finance



                    [Purchaser signature pages are attached.]

          SIGNATURE PAGE TO SERIES C PREFERRED STOCK PURCHASE AGREEMENT


PURCHASER


HIGHLAND HOLDINGS



By: /s/ Timothy J. Rigas
Timothy J. Rigas, a general partner



Address: Main at Water Street
Coudersport, PA 16915
Attn: Timothy J. Rigas
Telecopier No.: 814/274-7098



Copies of Notices to:

Name:  Carl Rothenberger, Esq.
Address:  Buchanan Ingersoll P.C.
             20th Floor, One Oxford Centre
             301 Grant Street
             Pittsburgh, PA  15219
Telecopier No.:  412/562-1041

          SIGNATURE PAGE TO SERIES C PREFERRED STOCK PURCHASE AGREEMENT


PURCHASER


TELESAT CABLEVISION, INC.


By: /s/ L. J. Gelber
Its: Vice President


Address: 11760 U.S. Highway One
Suite 600
N. Palm Beach, Florida 33408
Attn: Leslie J. Gelber
Telecopier No.: 561/691-3615



Copies of Notices to:

Name:  Abigail Watts-Fitzgerald
Address:  Steel Hector & Davis LLP
             200 South Biscayne Blvd.
             Miami, Florida  33131
Telecopier No.:  305/577-7001

                                  SCHEDULE 2.1


          Purchaser                    No. of Shares             Purchase Price

       Highland Holdings                  80,000                   $77,600,000

    Telesat Cablevision, Inc.             20,000                   $19,400,000

                                  SCHEDULE 3.26

                            CAPITALIZATION OF COMPANY

  The capitalization of the Company is as set forth in the Offering Memorandum.

                                    EXHIBIT A

                           CERTIFICATE OF DESIGNATION

                                    EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT